UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 12, 2013

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 12, 2013, Accelerate Diagnostics, Inc. (the “Company”) issued a press release to publicly announce the final terms of its previously announced $20,000,000 rights offering. The Company anticipates that the rights offering will commence with the distribution of the final prospectus and related materials to stockholders on or about July 18, 2013.

Under the terms of the rights offering, the Company is distributing, at no charge to the holders of its common stock as of 5:00 p.m., New York City time, on July 8, 2013, which was established as the record date for the rights offering, 0.064038 non-transferable subscription rights for each share of common stock owned on the record date, as more fully described in the prospectus relating to the rights offering. Each whole subscription right will allow the holder thereof to subscribe to purchase one share of common stock at a subscription price of $8.04 per share. In addition, any holder of subscription rights exercising his, her or its basic subscription privilege in full will be eligible to subscribe to purchase additional shares of common stock at the same subscription price per share, subject to the conditions and limitations described further in the prospectus. In the aggregate, the Company intends to issue up to 2,487,562 shares of common stock in connection with the rights offering.

The subscription rights may be exercised until 5:00 p.m. New York City time, on August 7, 2013, as more fully described in the prospectus. The rights offering period may not be extended.  Any fractional rights remaining after aggregating all of the subscription rights issued to a stockholder will be rounded down to the nearest whole number, and no stockholder will receive any shares with respect to fractional rights that are rounded down.

The Company has received a standby commitment from Abeja Ventures, LLC, which is owned by, among other individuals and entities, Lawrence Mehren, John Patience, Jack Schuler and Matthew W. Strobeck, each of whom is a director of the Company. The standby purchaser has agreed to purchase any and all shares of common stock that are not subscribed for by stockholders in connection with the rights offering. Upon completion of the rights offering, the Company will receive gross proceeds of approximately $20,000,000 before expenses. The purpose of this rights offering is to raise equity capital in a cost-effective manner that gives all of the Company’s existing stockholders the opportunity to participate on a pro rata basis. The net proceeds of the offering will be used for working capital and specifically to fund the Company’s business plan and product commercialization efforts.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Registrant on July 12, 2013, entitled “Accelerate Diagnostics Announces Final Terms of Rights Offering” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2013	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Registrant on July 12, 2013, entitled “Accelerate Diagnostics Announces Final Terms of Rights Offering” (filed herewith)